UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported):  April 29, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Internet Infrastructure HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15327 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
______________

One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 20, 2011, the acquisition of NaviSite, Inc. by Time Warner Cable Inc. became effective.  As a result, NaviSite, Inc. will no longer be an underlying constituent of the Internet Infrastructure HOLDRS Trust.  Time Warner Cable Inc. will not be added as an underlying constituent of the Internet Infrastructure HOLDRS Trust.  In connection with the acquisition, NaviSite, Inc. shareholders will receive $5.50 in cash for each share of NaviSite, Inc. held.  The Bank of New York Mellon will receive $0.733315 for the 0.13333 shares of NaviSite, Inc. per 100 shares round-lot of Internet Infrastructure HOLDRS.  The Bank of New York Mellon will distribute cash at a rate of $0.00733315 per depositary share of Internet Infrastructure HOLDRS; however, due to custody fees of $0.00733315 per depositary share in connection with the distribution, the Bank of New York Mellon will not disburse any funds to holders of Internet Infrastructure HOLDRS.  The scheduled record date for the distribution is May 5, 2011 and the payable date is May 9, 2011.  Additionally, once the allocation has been completed by the Depository Trust Company, creations and cancellations will require $0.733315 per 100 share round-lot of Internet Infrastructure HOLDRS through May 5, 2011, inclusive.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Internet Infrastructure HOLDRS Trust Prospectus Supplement dated April 29, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: April 29, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet Infrastructure HOLDRS Trust Prospectus Supplement dated April 29, 2011 to Prospectus dated March 15, 2011.